Exhibit 99.1

910 Clopper Road, Suite 220N Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE

GenVec Provides Update on Hearing Loss Clinical Program

Data Safety Monitoring Board Recommends Trial Continue

GAITHERSBURG, MD – May 2, 2016 – GenVec, Inc. (NASDAQ: GNVC), a clinical-stage gene delivery company, announced today that it was notified by its collaborator Novartis that the Data Safety Monitoring Board (DSMB) for the Phase 1/2 clinical trial of CGF166 in patients with severe to profound hearing loss has recommended that the trial continue, subject to approval by the U.S. Food and Drug Administration (FDA). This recommendation was based on a review of safety and efficacy data from the nine patients currently enrolled in the study. Novartis is developing CGF166, GenVec’s lead product candidate for hearing loss, under a Research Collaboration and License Agreement with GenVec. As previously disclosed, on January 8, 2016, GenVec was notified by Novartis that enrollment was paused in the clinical study for CGF166 in accordance with criteria in the trial protocol.

“With the recommendation by the DSMB to continue the trial, CGF166 has passed an important hurdle and we look forward to Novartis taking the necessary steps to enable patient recruitment to resume,” said Douglas J. Swirsky, president and CEO of GenVec. “We believe that enrollment will start again in the coming months and that the trial will be completed sometime in 2017, as previously expected.”

About GenVec

GenVec is a clinical-stage gene delivery company focused on developing a pipeline of cutting-edge therapeutics and vaccines using its proprietary AdenoVerse platform. The company is a pioneer in the design, testing and manufacture of adenoviral-based product candidates that can deliver on the promise of gene-based medicine. GenVec's lead product candidate, CGF166, is licensed to Novartis and is currently in a Phase 1/2 clinical study for the treatment of hearing loss and balance disorders. In addition to its internal and partnered pipeline, the company is also focused on opportunities to license its proprietary technology platform, including vectors and production cell lines, for the development and manufacture of therapeutics and vaccines to the biopharmaceutical industry. Additional information about GenVec is available at www.genvec.com and in the company's various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including with respect to GenVec's hearing loss and balance disorders program are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Examples of forward-looking statements contained in this press release include, among others, statements regarding the future of the clinical study for CGF166, including the expectation that the trial will resume and the expectations with respect to timing for patient enrollment and trial completion. GenVec cautions that the forward-looking statements contained in this release are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in, or implied by, the forward-looking statements or historical experience include risks and uncertainties, such as the failure of Novartis to advance GenVec's hearing loss and balance disorders program, the challenges in clinical development, and the difficulties in business development activities.  Further information on the factors and risks that could affect GenVec's business, financial conditions and results of operations, are contained in GenVec's filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov, including the risk factors discussed in Item 1A of Part I of GenVec’s Form 10-K for the year ended December 31, 2015.  These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

Contact:

Rena Cohen

(240) 632-5501

ir@genvec.com